SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or

15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): February 3, 2017

ALUMIFUEL POWER CORPORATION
(Exact name of registrant as specified in its charter)

Wyoming	333-57946	88-0448626
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7315 East Peakview Avenue

Englewood, Colorado 80111

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (303) 796-8940

______________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 3, 2017 the Registrant issued a convertible promissory note to CareBourn Capital, L.P. in the total principal amount of $75,325 from which the Registrant received total proceeds of $60,000 (the “Note”). The Note is convertible beginning 90 days after issuance into $0.001 par value Common Stock of the Registrant at a discount of 50% of the average of the lowest three trading prices for the Registrant’s common stock during the twenty days preceding the conversion date. The Note matures on February 3, 2018 and carries an interest rate of 12% per annum. The Note requires a payment of $314 on each business day from the Company. Daily payments notwithstanding, the note may be prepaid: at any time from the issuance date to 180 days following the issue date at 130% of the then outstanding principal and interest; and at any time beginning 181 days following the issuance date to 364 days following the issue date at 150% of the then outstanding principal and interest.

Item 3.02 Unregistered Sale of Equity Securities.

The disclosure in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 3, 2017, the stockholders of the Company through a written consent executed by stockholders holding 56% of the shares of the Company’s capital stock outstanding and entitled to vote elected Ryan Schadel to the Company’s Board of Directors. There is no understanding or arrangement with Mr. Schadel and any other person with respect to Mr. Schadel being elected to the Company’s board of directors.

Following the election of Mr. Schadel to the Company’s Board of Directors, on February 3, 2017 Mr. Schadel was appointed to serve as the Company’s President and Chief Executive Officer. There are no plans, contracts or arrangements to which Mr. Schadel is a party with respect to the Company.

Mr. Schadel brings 20 years’ financial management, sales and leadership experience to the Company. Beginning in 2011, Mr. Schadel founded and continues to serve as Director, President and CEO of Labor Smart, Inc., growing the company from startup to over $24 million in annual revenue in just 36 months. Mr. Schadel has a total of 17 years’ experience in the temporary staffing industry. Prior to founding Labor Smart, Mr. Schadel served as Vice President of a mid-sized private investment firm and was responsible for management of a $318 million asset portfolio. Mr. Schadel is an active investor and serial entrepreneur.

The disclosure in Item 5.07 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On February 3, 2017, the stockholders of the Company through a written consent executed by stockholders holding 56% of the shares of the Company’s capital stock outstanding and entitled to vote elected Ryan Schadel to serve as a member of the board of directors.

The disclosure in Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.07.

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Item 7.01 Regulation FD Disclosure

The Securities and Exchange Commission (the “SEC”) has provided guidance to issuers regarding the use of social media to disclose material non-public information. In this regard, investors and others should note that in addition to our SEC filings, press releases, public conference calls and webcasts, we may announce material financial information on our website, www.alumifuelpowercorp.com. We use these channels as well as social media to communicate with the public about our company, our services, our products and other issues. It is possible that the information we post on social media could be deemed to be material information. Therefore, in light of the SEC’s guidance, we encourage investors, the media, and others interested in our company to review the information we post on the social media channels listed below.

Alumifuel Power Corporation Twitter Feed: www.twitter.com/AFPW_IR (@AFPW_IR)

Alumifuel Power Corporation CEO Twitter Feed: www.twitter.com/CRyanSchadel (@CRyanSchadel)

Alumifuel Power Corporation CEO Periscope: www.periscope.tv/CRyanSchadel (@CRyanSchadel)

The disclosures in Items 2.03, 3.02, 5.02 and 5.07 of this Current Report on Form 8-K are incorporated by reference into this Item 7.01.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Convertible Promissory Note issued by AlumiFuel Power Corporation to CareBourn Partners, L.P. dated February 3, 2017. Filed Herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALUMIFUEL POWER CORPORATION

Date: February 7, 2017	By:	/s/ Ryan Schadel
Ryan Schadel
President

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